Exhibit 10.1

SUBSCRIPTION AGREEMENT

Digital Power Corporation

48430 Lakeview Blvd.

Fremont, CA 94538

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with Digital Power Corporation, a California corporation (the “Company”), as follows:

1.     This Subscription Agreement, including the Terms and Conditions for Purchase of common stock of the Company, no par value (the “Common Stock”) attached hereto as Annex I which are incorporated herein by this reference as if fully set forth herein (the “Terms and Conditions” and, together with this Subscription Agreement, this “Agreement”) is made as of the date set forth below between the Company and the Investor.

2.     The Company has authorized the sale and issuance to the investor of _________ shares of Common Stock for an aggregate purchase price of USD$________ (the “Purchase Price”). The Investor will pay the Purchase Price by cash or by cancellation of a promissory note in the principal face amount of $_______ previously issued by the Company to the Investor.

3.     The offering and sale of the Common Stock (the “Offering”) is being made pursuant to (a) an effective Registration Statement on Form S-3, No. 333-215834 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), including the Prospectus contained therein (the “Base Prospectus”), (b) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed, if required, with the Commission and delivered to the Investor on or prior to the date hereof (the “Issuer Free Writing Prospectus”), containing only certain supplemental information regarding the Common Stock, the terms of the Offering and/or the Company, and (c) a Prospectus Supplement (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Common Stock and terms of the Offering and the Company that has been or will be filed with the Commission and has been delivered to the Investor prior to the Closing.

4.     The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor _________ shares of Common Stock for the Purchase Price. The Common Stock shall be purchased pursuant to the Terms and Conditions.

5.     The manner of settlement of the shares of Common Stock purchased by the Investor (the “Investor Shares”) shall be as follows:

Delivery by crediting the account of the Investor’s prime broker (as specified by such Investor on Exhibit A annexed hereto) with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby Investor’s prime broker shall initiate a DWAC transaction on the Closing Date using its DTC participant identification number, and released by Computershare Trust Company, the Company’s transfer agent (the “Transfer Agent”), at the Company’s direction. NO LATER THAN 8:00 A.M. (EASTERN TIME) ON THE SECOND BUSINESS DAY IMMEDIATELY AFTER THE DATE OF EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)     Deliver to the Company, this duly completed and executed Agreement and the Purchase Price; and

(II)   DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE INVESTOR SHARES ARE MAINTAINED TO SET UP A DWAC INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE INVESTOR SHARES.

6.     The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, declared effective by the Commission on February 8, 2017, which is a part of the Company’s Registration Statement and the documents incorporated by reference therein, any Issuer Free Writing Prospectus and the Prospectus Supplement (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor may receive certain additional information regarding the Offering and the Company (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Act, including the Prospectus Supplement, a free writing prospectus and oral communications.

7.     No offer by the Investor to buy Common Stock will be accepted and no part of the Investor Purchase Price will be delivered to the Company until the Investor has received or has public access to the Disclosure Package and the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Disclosure Package and Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.

8.     Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investor:

(a)     Subsidiaries. The Company’s subsidiaries consist of (i) Digital Power Limited, doing business as Gresham Power; (ii) Digital Power Lending, LLC; and (iii) Microphase Corporation. Except for Microphase Corporation, the Company owns directly all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. The Company owns 56.4% of the outstanding shares of common stock of Microphase Corporation.

(b)     Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of the Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”)) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)     Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company and the Board of Directors in connection herewith. The Transaction Documents have been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)     No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)     Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 9.4 of this Agreement, and (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Shares and the listing of such Shares for trading thereon in the time and manner required thereby (collectively, the “Required Approvals”).

(f)     Issuance of the Investor Shares; Registration. The Investor Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on February 8, 2017, including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company, if required by the rules and regulations of the Commission, shall file the Prospectus with the Commission pursuant to Rule 424(b). At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)     Capitalization. The capitalization of the Company as of the date of this Agreement is as set forth as follows: (i) 14,640,154 share of Common Stock outstanding; (ii) 100,000 shares of Series B Preferred Stock outstanding; (iii) 455,002 shares of Series C Preferred Stock outstanding; (iv) 378,776 shares of Series D Preferred Stock outstanding; (v) 10,000 shares of Series E Preferred Stock outstanding; (vi) outstanding options to purchase 2,716,000 shares of Common Stock; (vii) outstanding warrants to purchase 8,609,806 shares of Common Stock; and (viii) 1,690,909 shares of Common Stock that may be issued under convertible notes. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Other than the Series B Preferred Stock, the issuance and sale of the Investor Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of the Board of Directors or others is required for the issuance and sale of the Investor Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)     SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)     Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except as disclosed in the SEC Reports. The Company does not have pending before the Commission any request for confidential treatment of information. No event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j)     Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty except as disclosed in an SEC Report. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

Other Agreements of the Parties.

9.1      Shares Sold Pursuant to a Registration Statement. If all or any portion of the Investor Shares are sold at a time when there is an effective registration statement to cover the resale of the Investor Shares, the Investor shall be issued free of all legends. If at any time following the date hereof the Registration Statement is not effective or is not otherwise available for the sale or resale of the Investor Shares, the Company shall immediately notify the holders of the Investor Shares in writing that such Registration Statement is not then effective and thereafter shall promptly notify such holders when the Registration Statement is effective again and available for the resale of the Investor Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or the Investor to sell, any of the Investor Shares in compliance with applicable federal and state securities laws).

9.2     Furnishing of Information. Until the earliest of the time that the Investor owns no Investor Shares, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

9.3     Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

9.4      Securities Laws Disclosure; Publicity; Rights Plan. The Company shall by 9:00 a.m. (New York City time) on the date after the execution of this Agreement, file a Current Report on Form 8-K, including this Agreement as an exhibit hereto, with the Commission. From and after the Form 8-K, the Company represents to the Investor that it shall have publicly disclosed all material, non-public information delivered to the Investor by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Investors or any of their Affiliates on the other hand, shall terminate. The Company shall not publicly disclose the name of the Investor, or include the name of the Investor in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Investor, except (a) as required by federal securities laws and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Investor with prior notice of such disclosure permitted under this clause (b). No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Investor is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Investor Shares under the Transaction Documents or under any other agreement between the Company and the Investors.

9.5     Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 9.4, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide the Investor or its agents or counsel with any information that constitutes, or the Company believes constitutes, material non-public information, unless prior thereto the Investor shall have consented to the receipt of such information, which consent shall constitute the Investor’s agreement to keep such information confidential. The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to the Investor without the Investor’s consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Investor shall remain subject to applicable law. The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

9.6     Indemnification of Investor. Subject to the provisions of this Section 9.6, the Company will indemnify and hold the Investor and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in the Transaction Documents or (b) any action instituted against the Investor Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Investor Parties, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Investor Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Investor Parties may have with any such stockholder or any violations by such Investor Parties of state or federal securities laws or any other conduct by such Investor Parties which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Party. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Investor Party under this Agreement (y) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 9.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills relating to indemnifiable amounts are received by the Company. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Investor Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

9.7     Listing of Common Stock; Reservations of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Investor Shares on such Trading Market and promptly secure the listing of all of the Investor Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Investor Shares, and will take such other action as is necessary to cause all of the Underlying Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing or quotation and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Investor Shares pursuant to this Agreement.

Number of Shares of Common Stock:

Aggregate Investor Purchase Price: $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: October__, 2017 ___________________________________ INVESTOR By: ____________________________ Print Authorized Signatory Name: Title: Address:

[Signature Page I to Digital Power Corporation Subscription Agreement]

Agreed and Accepted
this ____th day of October, 2017:

Digital Power Corporation
By:__________________________________________ Name: Amos Kohn Title: President and CEO

[Signature Page II to Digital Power Corporation Subscription Agreement]

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF COMMON STOCK

1.     Authorization and Sale of the Common Stock. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Common Stock.

2.     Agreement to Sell and Purchase the Common Stock; Agent. At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of shares of Common Stock set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Common Stock are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

3.     Closing and Delivery of the Common Stock and Purchase Price.

3.1     Closing.      The completion of the purchase and sale of the Common Stock (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and the Investor. At the Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the number of shares of Common Stock set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, and (b) the aggregate purchase price for the Common Stock being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.2     Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Common Stock to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Common Stock being purchased hereunder as set forth on the Signature Page, (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date, and (iii) the conditional acceptance of the Offering by the NYSE MKT.

4.     Representations, Warranties and Covenants of the Investor. The Investor acknowledges, represents and warrants to, and agrees with, the Company that:

4.1     The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may violate the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

4.2     The Investor understands that nothing in this Agreement, the Prospectus, the Disclosure Package, the Offering Information or any other materials presented to the Investor in connection with the purchase of Common Stock constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Common Stock.

5.     Survival of Representations, Warranties and Agreements; Third Party Beneficiary. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the shares of Common Stock being purchased and the payment therefor.

6.     Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

Annex - 1

7.     Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

8.     Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

9.     Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

10.     Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

11.     Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of shares of Common Stock to such Investor.

Annex - 2

EXHIBIT A TO SUBSCRIPTION AGREEMENT

DIGITAL POWER CORPORATION

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your shares of Common Stock are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the shares of Common Stock are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the shares of Common Stock:

8.	Account Number at DTC Participant being credited with the shares of Common Stock.

Exhibit A-1